Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-128086, 333-64664, and 333-174369) of our reports dated March 2, 2020, relating to the consolidated financial statements, the financial statement schedule and the effectiveness of internal control over financial reporting of Ebix, Inc., appearing in this Annual Report on Form 10-K of Ebix, Inc. for the year ended December 31, 2019.

/s/ RSM US LLP
Atlanta, Georgia
March 2, 2020